Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-253468

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 8, 2021)

Portage Biotech Inc.

1,970,000 Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,187,895 Ordinary Shares

1,187,895 Ordinary Shares Underlying the Pre-Funded Warrants

We are offering to an institutional and accredited investor pursuant to this prospectus supplement and the accompanying prospectus 1,970,000 ordinary shares, no par value per share (“Ordinary Shares”), at an offering price of $1.90 per share. We are also offering 1,187,895 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,187,895 Ordinary Shares (the “Pre-Funded Warrant Shares”) in lieu of Ordinary Shares to such investor whose purchase of Ordinary Shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Ordinary Shares immediately following the closing of this offering. The offering price of each Pre-Funded Warrant is $1.899 (equal to the price per Ordinary Share being sold in this offering, minus $0.001) and each Pre-Funded Warrant will be exercisable for one Ordinary Share at an exercise price of $0.001 per share. Each Pre-Funded Warrant will be immediately exercisable and will expire when exercised in full. We are also offering the Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants being offered by this prospectus supplement and the accompanying prospectus. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

In a concurrent private placement, we are also issuing to the same institutional and accredited investor unregistered warrants to purchase up to 3,157,895 Ordinary Shares (the “Series A Warrants”), unregistered warrants to purchase up to 3,157,895 Ordinary Shares (the “Series B Warrants”), and unregistered warrants to purchase up to 3,157,895 Ordinary Shares (the “Series C Warrants,” together with the Series A Warrants and the Series B Warrants, the “Private Warrants”). For each Ordinary Share and Pre-Funded Warrant issued in this offering, an accompanying Series A, Series B and Series C Warrant will be issued to such institutional and accredited investor. Each Series A Warrant will be exercisable for one Ordinary Share at an exercise price of $1.90 per share, will be immediately exercisable and will expire 18 months from the date of issuance. Each Series B Warrant will be exercisable for one Ordinary Share at an exercise price of $2.26 per share, will be immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant will be exercisable for one Ordinary Share at an exercise price of $2.26 per share, will be immediately exercisable and will expire five years from the date of issuance.

The Private Warrants and the Ordinary Shares issuable upon exercise of the Private Warrants (the “Private Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they being offered pursuant to this prospectus supplement and the accompanying prospectus. The Private Warrants and the Private Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Private Warrants are not and will not be listed for trading on any national securities exchange. We have agreed to file a registration statement on Form F-1 to register for resale the Private Warrant Shares as soon as practicable (and in any event within 45 calendar days of September 29, 2023) (the “Resale Registration Statement”). The investor in the concurrent private placement will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PRTG.” The closing price of our Ordinary Shares on September 28, 2023, as reported by Nasdaq, was $2.26 per share.

As of September 29, 2023, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $31,363,556, which was calculated based on 10,216,142 Ordinary Shares held by non-affiliates and a closing price of our Ordinary Shares of $3.07 on August 29, 2023, the highest closing price of our Ordinary Shares on Nasdaq during the preceding sixty (60) day period. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities described in this prospectus supplement and the accompanying prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our Ordinary Shares held by non-affiliates in any twelve (12) calendar month period, so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. During the twelve calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We have engaged H.C. Wainwright & Co., LLC, (“Wainwright”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus, and in the other documents that are incorporated by reference and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering Price	$1.900	1.899	$5,998,812.61
Placement Agent Fees (1)	$0.114	0.114	$360,000.03
Proceeds, before expenses, to us (2)	$1.786	1.785	$5,638,812.58

(1)	Consists of a cash fee of 6.0% of the aggregate gross proceeds in this offering and the concurrent private placement. In addition, we have agreed to pay to the placement agent a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering and the concurrent private placement, $75,000 for non-accountable expenses, $15,950 for clearing fees, and to issue to the placement agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 157,895 Ordinary Shares (the “Placement Agent Warrants Shares”), which represents 5.0% of the aggregate number of Ordinary Shares and Pre-Funded Warrant Shares underlying the Pre-Funded Warrants sold in this offering. Neither the Placement Agent Warrants nor the Ordinary Shares issuable upon exercise of the Placement Agent Warrants are being registered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the Private Warrants in cash, if any.

Delivery of the Ordinary Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about October 3, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 29, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act, using a “shelf” registration or continuous offering process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and may add, update or change information in the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement. The second part is the accompanying prospectus, dated March 8, 2021, including the documents incorporated by reference therein, which provides you with general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with any other information and neither we nor the placement agent take any responsibility for any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. We are not, and the placement agent is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise the terms “Portage Biotech Inc.,” “the Company,” “our Company,” “Portage,” “we,” “us” or “our” are used interchangeably and mean Portage Biotech Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “may,” “target,” “project,” “predict,” “plan,” “potential,” “continue,” “indicate,” “suggests,” “may,” “designed to,” “ongoing,” “forecast,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks and uncertainties that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	our need for financing and our estimates regarding our capital requirements and future revenues and profitability;
•	our plans and ability to develop and commercialize product candidates and the timing of these development programs;
•	clinical development of our product candidates, including the timing for availability and release of results of current and future clinical trials;
•	our expectations regarding regulatory communications, submissions or approvals;
•	the potential functionality, capabilities, benefits and risks of our product candidates as compared to others;
•	our maintenance and establishment of intellectual property rights in our product candidates;
•	our estimates of the size of the potential markets for our product candidates; and
•	our selection and licensing of product candidates.

The risks and uncertainties set forth above are not exhaustive and additional factors, including those identified in this prospectus supplement under the heading “Risk Factors,” and factors described elsewhere in this prospectus supplement and in other filings we periodically make with the SEC, including the other risks and uncertainties identified in Item 3.D. Risk Factors in our Annual Report on Form 20-F for the year ended March 31, 2023, could adversely affect our business and financial performance. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus supplement speak as of the date hereof and we do not undertake any obligation to update or revise any of these forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein carefully before investing in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and the financial statements and other information incorporated by reference in this prospectus supplement.

Overview

We are a clinical stage immune-oncology company advancing treatments we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers. Our access to next-generation technologies coupled with a deep understanding of biological mechanisms enables the identification of clinical therapies and product development strategies that accelerate these medicines through the translational pipeline. We currently are working on 9 immuno-oncology assets, of which five are pre-clinical and four of which are clinical stage. This excludes backup compounds. We source, nurture and develop the creation of early- to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost-effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development pipeline portfolio encompasses product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales, including intratumoral delivery, nanoparticles, liposomes, aptamers and virus-like particles.

The Portage Approach

Our mission is to advance and grow a portfolio of innovative, early-stage oncology assets based on the latest scientific breakthroughs focused on overcoming immune resistance and expanding the addressable patient population. Given these foundations, we manage capital allocation and risk as much as we oversee drug development. By focusing our efforts on translational medicine and pipeline diversification, we seek to mitigate overall exposure to many of the inherent risks of drug development.

Our approach is guided by the following core elements:

•	Portfolio diversification to mitigate risk and maximize optionality;
•	Capital allocation based on risk-adjusted potential, including staged funding to pre-specified scientific and clinical results;
•	Virtual infrastructure and key external relationships to maintain a lean operating base;
•	Internal development capabilities complemented by external business development;
•	Rigorous asset selection for broad targets with disciplined ongoing evaluation;
•	Focus on translational medicine and therapeutic candidates with single agent activity;
•	Conduct randomized trials early and test non-overlapping mechanisms of action; and
•	Improve potential outcomes for patients with invasive cancers.

Our execution is achieved, in part, through our internal core team and our large network of experts, contract labs and academic partners.

Our Science Strategy

Our goal is to develop immuno-oncology therapeutics that will dramatically improve the standard-of-care for patients with cancer. The key elements of our scientific strategy are to:

•	Build a pipeline of differentiated oncology therapeutic candidates that are diversified by mechanism, broad targets, therapeutic approach, modality, stage of development, leading to a variety of deal types that can be executed with partners;
•	Expand our pipeline through research collaborations, business development and internally designed programs;
•	Continue to advance and evolve our pipeline with a goal of advancing one therapeutic candidate into the clinic and one program into Investigational New Drug-enabling studies each year; and
•	Evaluate strategic opportunities to accelerate development timelines and maximize the value of our portfolio.

Our Pipeline

We have built a pipeline of immuno-oncology therapeutic product candidates and programs that are diversified by mechanism, therapeutic approach, modality and stage of development. On an ongoing basis, we rigorously assess each of our programs using internally defined success criteria to justify continued investment and determine proper capital allocation. When certain programs do not meet our de-risking criteria for advancement, we look to monetize or terminate those programs and preserve our capital and resources to invest in programs with greater potential. As a result, our pipeline will continue to be dynamic.

The charts below set forth, as of September 29, 2023, the current state of our immuno-oncology therapeutic product candidates and programs. The chart contains forward-looking information and projections based on management’s current estimates. The chart information is based on and subject to many assumptions, as determined by management and not verified by any independent third party, which may change or may not occur as modeled. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you make an investment decision regarding us, you should make your own analysis of forward-looking statements and our projections about candidate and program development and results.

Corporate Information

We were originally incorporated in Ontario, Canada in 1973. We were inactive until 1985. Then between 1986 and 2012, we were engaged in variety of businesses. Between 1986 to 2012, we went through several name changes ending with “Bontan Corporation Inc.” In December 2012, we decided to change the focus of our business activities and, in 2013, we began our business focus within the biotechnology sector. On June 4, 2013, we acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares. On July 5, 2013, we changed our name to “Portage Biotech Inc.” and moved our jurisdiction from Ontario, Canada, to the British Virgin Islands (the “BVI”) under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI.

We are a BVI business company incorporated under the BVI Business Companies Act (Revised Edition 2020, as amended) (the “BVI Act”) with our registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110. Our U.S. agent, Portage Development Services, Inc., is located at 61 Wilton Road, Westport, CT 06880. Our website address is https://www.portagebiotech.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference in this prospectus supplement and is not part of this prospectus supplement. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

Ordinary Shares offered:	1,970,000 Ordinary Shares.

Offering price:	$1.90 per share.

Pre-Funded Warrants offered:	Pre-Funded Warrants to purchase up to 1,187,895 Ordinary Shares. The Pre-Funded Warrants will have an exercise price of $0.001 per share, will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Offering price per Pre-Funded Warrant:	$1.899 per Pre-Funded Warrant.

Concurrent private placement:	In a concurrent private placement, we are also issuing for no additional consideration unregistered Series A Warrants to purchase up to 3,157,895 Ordinary Shares, unregistered Series B Warrants to purchase up to 3,157,895 Ordinary Shares, and unregistered Series C Warrants to purchase up to 3,157,895 Ordinary Shares. For each Ordinary Share and Pre-Funded Warrant issued in this offering, an accompanying Series A Warrant, Series B Warrant and Series C Warrant will be issued for no additional consideration to the institutional and accredited investor. Each Series A Warrant will be exercisable for one Ordinary Share at an exercise price of $1.90 per share, will be immediately exercisable and will expire 18 months from the date of issuance. Each Series B Warrant will be exercisable for one Ordinary Share at an exercise price of $2.26 per share, will be immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant will be exercisable for one Ordinary Share at an exercise price of $2.26 per share, will be immediately exercisable and will expire five years from the date of issuance. The Private Warrants and the Private Warrant Shares issuable upon the exercise of the Private Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and the accompanying prospectus. The Private Warrants and Private Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Private Warrants are not and will not be listed for trading on any national securities exchange. We have agreed to file a registration statement on Form F-1 to register for resale the Private Warrant Shares as soon as practicable (and in any event within 45 calendar days of September 29, 2023). The investor in the concurrent private placement will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. See “Concurrent Private Placement” on page S-25 of this prospectus supplement.

Ordinary Shares outstanding after this offering:	20,944,185[1] shares assuming full exercise of the Pre-Funded Warrants to be issued in this offering and no exercise of the Series A Warrants, Series B Warrants, or Series C Warrants issued in the concurrent private placement and no exercise of the Placement Agent Warrants issued to the placement agent.

Use of proceeds:	We intend to use the net proceeds from this offering to fund the development of our product candidates, other research and development activities and for general working capital purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors:	You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol:	“PRTG”

[1] The number of Ordinary Shares to be outstanding after this offering is based on 17,786,290 Ordinary Shares outstanding as of June 30, 2023, plus 1,970,000 Ordinary Shares and Pre-Funded Warrants to purchase up to 1,187,895 Ordinary Shares to be issued in this offering and excludes:

•	Restricted stock units with respect to 378,740 Ordinary Shares outstanding as of June 30, 2023, which vested immediately on the date of grant and are subject to certain restrictions;
•	6,833 Ordinary Shares earned for services rendered in July and August 2023, accrued at August 31, 2023 but not yet issued;
•	1,963,420 Ordinary Shares issuable upon the exercise of options outstanding as of June 30, 2023 at a weighted-average exercise price of $10.53 per share; and
•	538,832 Ordinary Shares available for future issuance under our Amended and Restated 2021 Equity Incentive Plan as of June 30, 2023.

Unless otherwise indicated, all information in this prospectus supplement assumes full exercise of the Pre-Funded Warrants to be issued in this offering and no exercise of the Series A Warrants, Series B Warrants, or Series C Warrants to be issued in the concurrent private placement and no exercise of the Placement Agent Warrants issued to the placement agent as compensation in connection with this offering.

RISK FACTORS

Investing in our securities involve a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions described below and in the accompanying prospectus, in the section under the heading “Risk Factors” included in our Annual Report on Form 20-F for our most recent fiscal year, our Reports of Foreign Private Issuer on Form 6-K, any amendments or updates thereto reflected in subsequent filings with the SEC, and in other reports we file with the SEC that are incorporated by reference herein, before making an investment decision. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to this Offering

We will have future capital needs, and there are uncertainties as to our ability to raise additional funding.

Our current cash resources will not cover all of our operational costs and the needs of our subsidiaries to progress towards and through clinical trials. Additional capital will be needed to test product candidate in human trials, obtain regulatory approvals and ultimately to commercialize such product candidates if approved.

In addition, our future cash requirements may vary materially from those now expected. For example, our future capital requirements may increase if:

•	we experience scientific progress sooner than expected in our future discovery, research and development projects, if we expand the magnitude and scope of these activities, or if we modify our focus as a result of our discoveries;
•	we experience setbacks in our progress with pre-clinical studies and clinical trials are delayed;
•	we experience delays or unexpected increased costs in connection with obtaining regulatory approvals, particularly in light of the current inflationary environment;
•	we are required to perform additional pre-clinical studies and/or clinical trials;
•	we experience unexpected or increased costs relating to preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; or
•	we elect to develop, acquire or license new technologies and products.

We have incurred, and we expect to continue to incur substantial costs related to the development of our product candidates, including costs related to the clinical trials for our iNKT platform and adenosine platform. If sufficient capital is not available, we may be required to delay, reduce the scope of, eliminate or divest of one or more of our research or development projects, any of which could have a material adverse effect on our business, financial condition, prospects or results of operations.

Furthermore, under General Instruction I.B.5 to Form F-3 (the “Baby Shelf Rule”), the amount of funds we can raise through primary public offerings of securities in any 12-month period using our registration statement on Form F-3 is limited to one-third of the aggregate market value of the Ordinary Shares held by our non-affiliates, which limitation may change over time based on our stock price, number of Ordinary Shares outstanding and the percentage of Ordinary Shares held by non-affiliates. We therefore are limited by the Baby Shelf Rule as of the filing of this prospectus supplement, until such time as our non-affiliate public float exceeds $75 million.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current shareholders, or upon terms which may be deemed more favorable than those offered to current shareholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities, including the Ordinary Shares. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our shareholders.

We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share that might be paid by the investor in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by the investor in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

We have a history of operating losses and may never achieve profitability in the future.

Historically, we have generated only a limited amount of business income, notwithstanding a highly valued asset distribution to our shareholders of share ownership of Biohaven Pharmaceuticals Holding Company Ltd. (“Biohaven”).

Our objective is to enable research and development so as to create early- to mid-stage, first- and best-in-class therapies for a variety of cancers, by providing funding, strategic business and clinical counsel, and shared services, with the goal of creating viable products that may be monetized through licensing, manufacturing and distribution or outright sale. Our principal activities are engaging in research and development to identify and validate new drug targets that could become marketed drugs in the future. For this, we will require significant financial resources without any income, and we expect to continue incurring operating losses for the foreseeable future.

Our ability to generate revenue in the future or achieve profitable operations is largely dependent upon our ability to attract and maintain experienced management and know-how to develop new drug candidates and to partner with major pharmaceutical companies to successfully commercialize any successful drug candidates. It takes many years and significant financial resources to successfully develop pre-clinical or early clinical drug candidates into marketable drugs, and we cannot assure you that we will be able to achieve these objectives. Although, we were successful in achieving significant value growth in an investment made in Biohaven, which resulted in the distribution of Biohaven shares as an asset dividend to our shareholders with a then market value of approximately $153 million in fiscal 2018, we cannot guarantee that we will be able to achieve any similar success in our future business activities.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We intend to use the net proceeds from this offering to fund the development of our product candidates, other research and development activities and for general working capital purposes. The net proceeds from this offering, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Ordinary Shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our Ordinary Shares to decline and impair the potential commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our shareholders.

A substantial number of our Ordinary Shares are being issued in this offering and could be issued in connection with the concurrent private placement, which could cause the price of our Ordinary Shares to decline.

In this offering we are selling 1,970,000 shares of Ordinary Shares and Pre-Funded Warrants to purchase up to 1,187,895 Ordinary Shares. In addition, in the concurrent private placement, we are selling Series A Warrants to purchase up to 3,157,895 Ordinary Shares, Series B Warrant to purchase up to 3,157,895 Ordinary Shares and Series C Warrants to purchase up to 3,157,895 Ordinary Shares. In the aggregate, the Ordinary Shares issued in this offering represent approximately 15.08% of our outstanding Ordinary Shares as of June 30, 2023 after giving effect to the sale of the Ordinary Shares in this offering (assuming full exercise of the Pre-Funded Warrants to be issued in this offering and no exercise of the Private Warrants or the Placement Agent Warrants). This sale, the exercise of the Private Warrants and the Placement Agent Warrants and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Ordinary Shares could incur substantial losses.

Our share price has fluctuated in the past, has recently been volatile, and may be volatile in the future. The stock market in general and the market for biotechnology companies in particular has experienced volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. The market price for our Ordinary Shares may be influenced by many factors, including, but not limited to, the following:

•	investor reaction to our business strategy;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	the success of competitive products or technologies;
•	results of clinical studies or future product candidates or those of our competitors;
•	regulatory or legal developments, especially changes in laws or regulations applicable to our product candidates;
•	introductions and announcements of new product candidates by us, results of clinical trials, our commercialization partners, or our competitors, and the timing of these introductions or announcements;
•	actions taken by regulatory agencies with respect to our clinical studies, manufacturing process or sales and marketing terms;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	the success of our efforts to acquire or in-license additional products or product candidates;
•	developments concerning our collaborations;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
•	the recruitment or departure of key personnel;
•	market conditions in the pharmaceutical and biotechnology sectors;
•	declines in the market prices of publicly traded stocks generally;
•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our Ordinary Shares, other comparable companies, or our industry generally;
•	trading volume of our Ordinary Shares;
•	sales of our Ordinary Shares by us or our shareholders;
•	general economic, industry and market conditions;
•	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and
•	the other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus supplement.

We have additional Ordinary Shares available for issuance, which, if issued, could adversely affect the rights of the holders of our Ordinary Shares.

Our Memorandum and Articles of Association authorizes the issuance of an unlimited number of Ordinary Shares, upon resolution of our board of directors, without shareholder approval. Any future issuances of Ordinary Shares would further dilute the percentage ownership of us held by holders of our Ordinary Shares. In addition, the issuance of additional Ordinary Shares may be used as an “anti-takeover” device without further action on the part of our shareholders, and may adversely affect the holders of our Ordinary Shares.

Except as otherwise provided in the Pre-Funded Warrants, holders of Pre-Funded Warrants issued in this offering will have no rights as shareholders of our Ordinary Shares until such holders exercise their Pre-Funded Warrants and/or Private Warrants.

The Pre-Funded Warrants offered in this offering do not confer any rights of Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire an Ordinary Share at a fixed price. Specifically, a holder of a Pre-Funded Warrant may exercise the right to acquire an Ordinary Share and pay a nominal exercise price of $0.001 at any time. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of Ordinary Shares only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering and we do not expect a market to develop for either. In addition, we do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $5.3 million from this offering, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any net proceeds we expect to receive in the concurrent private placement and excluding any gross proceeds we may receive upon the exercise of the Series A Warrants, Series B Warrants and Series C Warrants being offered in the concurrent private placement and the exercise of the Private Placement Warrants.

We intend to use the net proceeds from this offering to fund the development of our product candidates, other research and development activities and for general working capital purposes.

DIVIDEND POLICY

We do not plan on declaring any cash dividends on our Ordinary Shares in the foreseeable future. We expect to retain all available cash funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our ordinary shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

CAPITALIZATION

The following table sets forth our capitalization:

•	on an actual basis as of June 30, 2023; and
•	on an as adjusted basis, giving effect to the issuance of an aggregate of (i) 1,970,000 Ordinary Shares, (ii) Pre-Funded Warrants to purchase up to 1,187,895 Ordinary Shares (assuming full exercise of the Pre-Funded Warrants to be issued in this offering), (iii) the Private Warrants to purchase up to 9,473,685 Ordinary Shares in the concurrent private placement (assuming no exercise of any Private Warrants to be issued in the concurrent private placement) and (iv) the Placement Agent Warrants to purchase up to 157,895 Ordinary Shares (assuming no exercise of the Placement Agent Warrants), after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $5.3 million, in this offering.

The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	June 30, 2023
	Actual	As Adjusted
	(U.S. Dollars in thousands)
Cash and cash equivalents	$7,698	$13,026
Other assets:
Current assets	$3,194	$3,194
Non-current assets	$87,477	$87,477
Liabilities:
Current liabilities	$2,638	$2,638
Non-current liabilities	$23,081	$23,081
Equity:
Capital stock	$219,425	$224,753
Stock option reserve	$21,973	$21,973
Accumulated other comprehensive loss	$(2,556)	$(2,556)
Accumulated deficit	$(165,535)	$(165,535)
Non-controlling interest	$(657)	$(657)
Total equity	$72,650	$77,967
Total capitalization	$62,163	$73,200

The above table is based on 17,786,290 Ordinary Shares outstanding as of June 30, 2023 and excludes:

•	Restricted stock units with respect to 378,740 Ordinary Shares outstanding as of June 30, 2023, which vested immediately on the date of grant and are subject to certain restrictions;

•	6,833 Ordinary Shares earned for services rendered in July and August 2023, accrued at August 31, 2023 but not yet issued;

•	1,963,420 Ordinary Shares issuable upon the exercise of options outstanding as of June 30, 2023 at a weighted-average exercise price of $10.53 per share; and

•	538,832 Ordinary Shares available for future issuance under our Amended and Restated 2021 Equity Incentive Plan as of June 30, 2023.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value (deficit) per share after this offering. We calculate net tangible book value (deficit) per share by dividing the net tangible book value (deficit), which is tangible assets less total liabilities, by the number of outstanding Ordinary Shares.

Our net tangible book (deficit) as of June 30, 2023 was approximately $(9.9) million, or $(0.56) per share based on 17,786,290 Ordinary Shares outstanding as of June 30, 2023. Net tangible book (deficit) per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of Ordinary Shares outstanding as of June 30, 2023.

After giving effect to the issuance of (i) an aggregate of 1,970,000 Ordinary Shares at the offering price of $1.90 per share in this offering, (ii) the Pre-Funded Warrants to purchase up to 1,187,895 Ordinary Shares at the offering price of $1.899 per share in this offering (assuming full exercise of the Pre-Funded Warrants to be issued in this offering), (iii) the Series A Warrants to purchase up to 3,157,895 Ordinary Shares at an exercise price of $1.90 per share in the concurrent private placement (assuming no exercise of such Series A Warrants), (iv) the Series B Warrants to purchase up to 3,157,895 Ordinary Shares at an exercise price of $2.26 per share in the concurrent private placement (assuming no exercise of such Series B Warrants), (v) the Series C Warrants to purchase up to 3,157,895 Ordinary Shares at an exercise price of $2.26 per share in the concurrent private placement (assuming no exercise of such Series C Warrants), and (vi) the Placement Agent Warrants to purchase up to 157,895 Ordinary Shares at an exercise price of $2.375 per share (assuming no exercise of the Placement Agent Warrants), our as adjusted net tangible book deficit as of June 30, 2023 would have been $4.6 million, or $0.22 per share. This represents an immediate decrease in the net tangible book deficit of $0.34 per share to our existing shareholders and an immediate and substantial dilution in net tangible book deficit of $2.12 per share to the new investor. The following table illustrates this per share dilution:

Offering price per share		$1.90
Net tangible book deficit per share as of June 30, 2023	$(0.56)
Decrease in net tangible book deficit per share attributable to this offering	$0.34
As adjusted net tangible book deficit per share as of June 30, 2023, after giving effect to this offering		$(0.22)
Dilution per share to the new investor in this offering		$2.12

The above table and discussion is based on 17,786,290 Ordinary Shares outstanding as of June 30, 2023, plus 1,970,000 Ordinary Shares and Pre-Funded Warrants to purchase up to 1,187,895 Ordinary Shares to be issued in this offering and excludes:

•	Restricted stock units with respect to 378,740 Ordinary Shares outstanding as of June 30, 2023, which vested immediately on the date of grant and are subject to certain restrictions;

•	6,833 Ordinary Shares earned for services rendered in July and August 2023, accrued at August 31, 2023 but not yet issued;

•	1,963,420 Ordinary Shares issuable upon the exercise of options outstanding as of June 30, 2023 at a weighted-average exercise price of $10.53 per share; and

•	538,832 Ordinary Shares available for future issuance under our Amended and Restated 2021 Equity Incentive Plan as of June 30, 2023.

To the extent that we issue any securities that permit conversion into Ordinary Shares, such as warrants, options or restricted stock units or otherwise issue additional Ordinary Shares in the future, at a price less than the public offering price in this offering, there will be further dilution to the investor. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, securities convertible into Ordinary Shares or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description Of Ordinary Shares We May Offer” in the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants to be issued in this offering. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants are being offered to an institutional and accredited investor whose purchase of Ordinary Shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Ordinary Shares immediately following the closing of this offering, in lieu of Ordinary Shares that would otherwise result in such investor’s beneficial ownership exceeding 9.99% of our outstanding Ordinary Shares. The Pre-Funded Warrants will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares. Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Limitations on Exercisability

The investor (together with its affiliates) may not exercise any portion of such investor’s Pre-Funded Warrants to the extent that the investor would own more than 9.99% of our outstanding Ordinary Shares immediately after exercise.

Cashless Exercise

The holder may elect to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrant and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Ordinary Shares, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Ordinary Shares of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Ordinary Shares for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrant. Rather, the number of Ordinary Shares to be issued will be rounded up to the nearest whole share.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrant on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of Ordinary Shares, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until such holders exercise their Pre-Funded Warrants.

TAXATION

British Virgin Islands Tax Consequences

Under the law of the British Virgin Islands as currently in effect, a holder of our Ordinary Shares who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to our Ordinary Shares, and all holders of our Ordinary Shares are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or continued under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, securities of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties (unless such companies hold land in the BVI) or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (the “ESA”)

The above legislation is aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have filed all our economic substance declarations when due in accordance with the requirements of the legislation. We are not currently subject to any requirements to establish economic substance in the BVI and given the nature of our business and assets at the current time, the ESA has little material impact on us and our operations. However, the legislation is still in its early stages and therefore remains subject to further clarification and interpretation.

U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our Ordinary Shares. Each holder or a prospective holder of our Ordinary Shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences of the ownership and disposition of our Ordinary Shares. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our Ordinary Shares as a capital asset within the meaning of Section 1221 of the Code. The United States Internal Revenue Service (the “IRS”), may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of ownership or disposition of our Ordinary Shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our Ordinary Shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or non-United States law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, non-United States and United States federal estate and gift tax consequences of the ownership and disposition of our Ordinary Shares. In addition, this summary does not take into account any special United States federal income tax rules that may apply to a particular holder of our Ordinary Shares, including, without limitation, the following:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution or a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that holds our Ordinary Shares in a hedging transaction or as part of a straddle or a conversion transaction;

•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our Ordinary Shares;

•	certain former U.S. citizens and residents who have expatriated; or

•	a person who receives our Ordinary Shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of our Ordinary Shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our Ordinary Shares, you should consult your tax advisor.

Distributions

In general, subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to our Ordinary Shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Unless we maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that distributions will generally be treated as a dividend for U.S. federal income tax purposes. Any dividends from us will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on our Ordinary Shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to our U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of our Ordinary Shares.

U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our Ordinary Shares are listed on Nasdaq, which is an established securities market in the United States, and are expected to be readily tradable. Thus, we expect that dividends paid on our Ordinary Shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.

Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of our Ordinary Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Ordinary Shares. As discussed above, a U.S. Holder’s initial tax basis in our Ordinary Shares will generally equal the fair market value on the distribution date of such shares. Such gain or loss will be a long-term capital gain or loss if our Ordinary Shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to related companies, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets. We believe that we were a PFIC in the fiscal year ended in 2018 and that we were a PFIC for the fiscal year ended March 31, 2023. We may have been a PFIC in other years and we may be a PFIC in the future.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our Ordinary Shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying “deemed sale” election with respect to the Ordinary Shares. If such an election is made, the U.S. Holder will be deemed to have sold the Ordinary Shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of our Ordinary Shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such Ordinary Shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our Ordinary Shares exceeds 125% of the average of the annual distributions on such Ordinary Shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our Ordinary Shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our Ordinary Shares are ”regularly traded” on a ”qualified exchange, ” a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our Ordinary Shares would be treated as ”regularly traded” in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq is a qualified exchange for this purpose. However, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the Ordinary Shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a so-called ”Qualified Electing Fund” election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder's pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for prior fiscal years for those U.S. Holders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our Ordinary Shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the ownership and disposition of our Ordinary Shares, the consequences if we are or become a PFIC, any elections available with respect to our Ordinary Shares, and the IRS information reporting obligations with respect to the ownership and disposition of our Ordinary Shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a “Non-U.S. Holder.”

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our Ordinary Shares unless:

•	you conduct a trade or business in the United States; and

•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our Ordinary Shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our Ordinary Shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our Ordinary Shares, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

If you meet one of tests above, you generally will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our Ordinary Shares that are made in the United States or by a United States related financial intermediary may be subject to United States information reporting rules. In addition, U.S. Holders may be subject to United States federal backup withholding tax. U.S. Holders will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient; or

•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of Ordinary Shares.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated as of August 26, 2023, we have engaged Wainwright to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter agreement, Wainwright has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our securities in this offering and the concurrent private placement. Therefore, we may not sell the entire amount of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. The engagement letter agreement does not give rise to any commitment by Wainwright to purchase or sell any of our securities, and Wainwright will have no authority to bind us by virtue of the engagement letter agreement. Wainwright may engage sub-agents or selected dealers to assist with the offering.

Wainwright proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and the accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver our Ordinary Shares and the Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about October 3, 2023, subject to satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement, we are prohibited from issuing or entering into any agreement to issue or announcing the issuance or proposed issuance of any Ordinary Shares or securities convertible or exercisable into Ordinary Shares for a period commencing on September 29, 2023 and expiring 45 days from the closing date of this offering other in connection with the Resale Registration Statement or the filing of a registration statement on Form S-8 in connection with any employee benefit plan. Furthermore, we are also prohibited from issuing or entering into any agreement to issue Ordinary Shares or Ordinary Share Equivalents (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the purchase agreement), which includes an equity line of credit or an at-the-market facility, for a period commencing on September 29, 2023 and expiring six months from the closing date of this offering.

We have agreed to pay Wainwright a total cash fee equal to 6.0% of the gross proceeds of this offering and the concurrent private placement. In addition, we have agreed to pay Wainwright a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering and concurrent private placement, $75,000 for non-accountable expenses and $15,950 for clearing fees. We estimate the total offering expenses of this offering that will be payable by us, including the cash fee equal to 6.0% of the gross proceeds of this offering payable to Wainwright, but excluding the other placement agent fees and expenses, will be approximately $0.6 million. In addition, we have agreed to issue to Wainwright, or its designees, the Placement Agent Warrants to purchase up to 157,895 Ordinary Shares, which represents 5.0% of the aggregate number of Ordinary Shares and Pre-Funded Warrant Shares underlying Pre-Funded Warrants sold in this offering. The Placement Agent Warrants will have substantially the same terms as the Series B Warrants and Series C Warrants, except that the Placement Agent Warrants will have an exercise price equal to $2.375 per share, or 125% of the offering price per share, and will have a term of five years from the commencement of the sales pursuant to this offering.

We have granted Wainwright a right of first refusal for a period of six-months following the closing of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for certain further capital raising transactions undertaken by us.

We also have granted Wainwright a tail cash fee equal to 6.0% of the gross proceeds and warrants to purchase Ordinary Shares equal to 5.0% of the aggregate number of Ordinary Shares and Pre-Funded Warrant Shares underlying Pre-Funded Warrants sold in any offering, within twelve months following the termination of the engagement letter agreement, to certain investors whom the placement agent contacted or introduced to us in connection with this offering.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter agreement and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by Wainwright acting as principal. Under these rules and regulations, Wainwright:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “PRTG.”

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are issuing to the institutional and accredited investor Series A Warrants to purchase up to 3,157,895 Ordinary Shares, Series B Warrants to purchase up to 3,157,895 Ordinary Shares and Series C Warrants to purchase up to 3,157,895 Ordinary Shares. For each Ordinary Share and Pre-Funded Warrant issued in this offering, an accompanying Series A Warrant, Series B Warrant and Series C Warrant will be issued to such institutional and accredited investor. Each Series A Warrant will be exercisable for one Ordinary Share at an exercise price of $1.90 per share, will be immediately exercisable and will expire 18 months from the date of issuance. Each Series B Warrant will be exercisable for one Ordinary Share at an exercise price of $2.26 per share, will be immediately exercisable and will expire three years from the date of issuance. Each Series C Warrant will be exercisable for one Ordinary Share at an exercise price of $2.26 per share, will be immediately exercisable and will expire five years from the date of issuance.

The Private Warrants and the Private Warrant Shares issuable upon the exercise of the Private Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and base prospectus. The Private Warrants and Private Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Accordingly, the investor in the concurrent private placement may exercise the Private Warrants and sell the Private Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if at any time after 90 calendar days after the issuance date, at the time of exercise thereof, there is no effective registration statement registering the resale of the Private Warrant Shares, or no current prospectus available for such shares, the investor may exercise the Private Warrants by means of a “cashless exercise.” We have agreed to file a registration statement on Form F-1 to register for resale the Private Warrant Shares as soon as practicable (and in any event within 45 calendar days of September 29, 2023). We shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 days following the closing date of this offering and to keep the Resale Registration Statement effective at all times until such institutional and accredited investor (and its successors and assigns) no longer owns any Private Warrants or Ordinary Shares issuable upon exercise thereof.

If a Fundamental Transaction (as defined in the Private Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Private Warrants with the same effect as if such successor entity had been named in the Private Warrant itself. If holders of our Ordinary Shares are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Private Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Series B Warrants, Series C Warrants and the Placement Agent Warrants, in the event of certain Fundamental Transactions, the holders of the Series B Warrants, Series C Warrants and Placement Agent Warrants will be entitled to receive cash consideration in an amount equal to the Black Scholes value of the Series B Warrants, Series C Warrants and Placement Agent Warrants, as the case may be, on the date of consummation of such Fundamental Transaction.

A holder of Private Warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise; provided, however, that upon notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The investor in the concurrent private placement is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Except as otherwise provided in the Private Warrants or by virtue of such holder’s ownership of shares of our Ordinary Shares, the holders of the Private Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Private Warrants, as applicable.

The Private Warrants are not and will not be listed for trading on any national securities exchange.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Forbes Hare LLP, our British Virgin Islands counsel. Certain other legal matters will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

Our consolidated financial statements as of March 31, 2023 and 2022, and for the years then ended, incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part, have been audited by Marcum LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the Ordinary Shares and Pre-Funded Warrants to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those reports or other information may be inspected without charge at the website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed or furnished document that is incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed or furnished document that is incorporated by reference modifies or replaces that statement.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act including (i) any future annual reports on Form 20-F and (ii) any future reports on Form 6-K that are identified in such reports as being incorporated by reference in this prospectus supplement (but only to the extent identified in such report), except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with or furnished to the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2023 filed with the SEC on July 31, 2023;

•	our Reports on Form 6-K on May 1, 2023, June 21, 2023, August 1, 2023, August 14, 2023, August 29, 2023, August 30, 2023, September 8, 2023 and September 29, 2023; and

•	the description of our Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on February 18, 2021 and any amendment or report filed for the purpose of further updating that description.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus supplement, but not delivered with this prospectus supplement. Any request may be made by writing or telephoning us at the following address or telephone number:

Portage Biotech Inc.

Attention: Investor Relations

c/o Portage Development Services Inc.

61 Wilton Road, Westport, Connecticut 06880

203-221-7378

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2021

PROSPECTUS

$200,000,000

PORTAGE BIOTECH INC.

Ordinary Shares

Debt Securities

Warrants

Units

This prospectus relates to ordinary shares, debt securities, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of $200,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our ordinary shares are listed on the Canadian Securities Exchange under the symbols "PBT.U." Our ordinary shares also are traded on the NASDAQ Stock Market under the symbol "PRTG." On ____, 2021, the closing price of an ordinary share on the Canadian Securities Exchange was $       per share and on NASDAQ was $      .

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See the section "Risk Factors" of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2021.

 We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

 You should read this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

 In this prospectus, unless otherwise indicated or unless the context otherwise requires:

 "we," "us," "our company," "the company," "our" or "Portage" refers to Portage Biotech Inc., a British Virgin Islands company, its predecessor entities and its wholly and partially owned subsidiaries;

 all references to "$," "dollars" or "U.S. dollars" refer to the legal currency of the United States; all references to "£" and "pounds sterling" refer to the legal currency of the United Kingdom; all references to "€" or "euro" refer to the official currency of the European Union and the currency that is used in certain of its member states; and

 "shares" or "ordinary shares" refers to the authorized ordinary shares of Portage Biotech Inc., with no par value.

 This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, we may sell our ordinary shares, debt securities, warrants to acquire ordinary shares, debt or units, and units comprising a combination of any of the foregoing from time to time, in one or more offerings, on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers (www.sec.gov). Our web site is located at www.portagebiotech.com.  The information contained on our web site is not part of this prospectus.

This prospectus "incorporates by reference" certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until the offering is terminated:

• our Annual Report on Form 20-F for the fiscal year ended March 31, 2020, filed with the SEC on August 17, 2020;

• our Reports on Form 6-K filed with the SEC on October 13, 2020, October 16, 2020, October 16, 2020, December 1, 2020, and February 11, 2021; and

•  with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•  The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

 As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, upon written or oral request, without charge to you, including any beneficial owner of our ordinary shares to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies in writing to us at Attention: Chief Executive Officer, c/o Portage Biotech Inc., 61 Wilton Road. Westport, CT 06880.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "would," "could," "seek," "intend," "plan," "estimate," "goal," "anticipate," "project" or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption "Risk Factors," and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a "shelf" registration process.  Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading "Where You Can Find More Information."

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference.  Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information.  We are not offering the securities in any state where such an offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.  You should also carefully review the section entitled "Risk Factors," which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 20-F for our fiscal year ended March 31, 2020 and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements.  Please refer to the section entitled "Forward-Looking Statements."

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

THE BUSINESS

Overview

Portage is a clinical stage immune-oncology company focused on overcoming immune resistance. It currently manages 10 immuno-oncology assets at various development stages. We source, nurture and develop the creation of early- to mid-stage, first- and best-in-class therapies for a variety of cancers, by funding, implementing viable, cost effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development pipeline portfolio encompasses products or technologies based on biology addressing known resistance pathways/mechanisms of current check point inhibitors with established scientific rationales, including intratumoral delivery, nanoparticles, liposomes, aptamers, and virus-like particles.

The Portage Approach

Our mission is to advance and grow a portfolio of innovative, early-stage oncology assets based on the latest scientific breakthroughs focused on overcoming immune resistance. Given these foundations, we manage capital allocation and risk as much as we oversee drug development. By focusing our efforts on translational medicine and pipeline diversification, we seek to mitigate overall exposure to many of the inherent risks of drug development. Our approach is guided by the following core elements:

•	Portfolio diversification to mitigate risk and maximize optionality;

•	Capital allocation based on risk-adjusted potential, including staged funding to pre-specified scientific and clinical results;

•	Virtual infrastructure and key external relationships to maintain a lean operating base;

•	Internal development capabilities complemented by external business development;

•	Rigorous asset selection with disciplined ongoing evaluation; and

•	Focus on translational medicine and therapeutic candidates with in vivo single agent activity.

We believe that our corporate structure results in enhanced operational efficiency and maintains an optimal cost structure by centralizing strategic/tactical support, shared services, including all research and development operations, capital allocation/contribution, human resources, administrative services, and business development, as well as other services to each of our immuno-oncology platforms and assets currently in various development stages.  Our execution is achieved, in part, through our internal core team and utilizing our large network of experts, contract labs, and academic partners.

Our Science Strategy

Our goal is to develop immuno-oncology therapeutics that will dramatically improve the standard-of-care for patients with cancer. The key elements of our scientific strategy are to:

•

Build a pipeline of differentiated oncology therapeutic candidates that are diversified by mechanism, therapeutic approach, modality, stage of development, leading to a variety of deal types that can be executed with partners;

•	Expand our pipeline through research collaborations, business development, and internally designed programs;

•	Continue to advance and evolve our pipeline with a goal of advancing one therapeutic candidate into the clinic and one program into IND-enabling studies each year; and

•	Evaluate strategic opportunities to accelerate development timelines and maximize the value of our portfolio.

Our Pipeline

We have built a pipeline of targeted oncology and immuno-oncology therapeutic candidates and programs that are diversified by mechanism, therapeutic approach, modality, and stage of development. On an ongoing basis, we rigorously assess each of our programs using internally defined success criteria to justify continued investment and determine proper capital allocation. When certain programs do not meet our de-risking criteria for advancement, we look to monetize or terminate those programs and preserve our capital and resources to invest in programs with greater potential. As a result, our pipeline will continue to be dynamic.

The chart below sets forth only as of February 1, 2021, the current state of our immuno-oncology therapeutic candidates and programs.  The chart contains forward looking information and projections based on management's current estimates. The chart information is based on and subject to many assumptions, as determined by management and not verified by any independent third party, which may change or may not occur as modeled. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Before you make an investment decision regarding the company, you should make your own analysis of forward-looking statements and our projections about candidate and program development and results.

Our Programs and Technology

Invariant Natural Killer T-cells (iNKT cells) Platform

iNKT cells play an important role in anti-tumour immune responses and are a distinct class of T lymphocyte displaying a limited diversity of T-cell receptors. They recognize lipid antigens on the surface of tumour cells and produce large amounts of cytokines within hours of stimulation without the need for clonal expansion. Furthermore, iNKT cells activate multiple immune system components, including dendritic cells, T-cells and B-cells and stimulate an antigen-specific expansion of these cells. An operating subsidiary holds an exclusive license (with the right to sub-license) from the Ludwig Institute to use, research, develop and commercialize iNKT cell agonists, for the treatment of various forms of human disease, including cancer, under the Ludwig Institute's intellectual property and know-how.

PORT 2 (IMM60)

 PORT-2 is an iNKT cell activator/agonist formulated in a liposome with a 6-member carbon head structure that has been shown to activate both human and murine iNKT cells, resulting in dendritic cell (DC) maturation and the priming of Ag-specific T and B cells. PORT-2 is ready to commence in a Phase 1/2 dose escalation and expansion trial in approximately 100 participants with melanoma or non-small cell lung carcinoma (NSCLC) in order to evaluate the safety and efficacy after receiving regulatory approval from the Medicines and Healthcare products Regulatory Agency in the United Kingdom and Research Ethics Board at Oxford University. When COVID restrictions ease in the United Kingdom, the company expects the first patient to be treated soon thereafter.

In animal models, PORT-2 enhanced the frequency of tumour specific immune responses (Jukes 2016). iNKT cells are unique lymphocytes defined by their co-expression of surface markers associated with NK cells along with a T-cell antigen receptor (Schmieg 2005). They recognise amphipathic ligands such as glycolipids or phospholipids presented in the context of the non-polymorphic, MHC class I-like molecule CD1d. Activated iNKT cells rapidly produce IFN-gamma and IL-4 and induce dendritic cell (DC) maturation and IL-12 production (Cerundolo 2009, Salio 2009, Speak 2008, Fujii 2013).

PORT 3 (IMM65)

 PORT-3 is a PLGA-nanoparticle formulation of IMM60 combined with a NY-ESO-1 peptide vaccine which is about to begin enrolling in an open-label, dose-escalation and expansion study of its iNKT agonist after receiving regulatory and institution ethics approval. The combination product has the ability to prime and boost an anti-tumor immune response.

 Biodegradable PLGA-nanoparticles function as a delivery platform for immunomodulators and tumor antigens to induce a specific anti-tumor immune response. PLGA has minimal (systemic) toxicity and is used in various drug-carrying platforms as an encapsulating agent. Furthermore, co-formulating an iNKT inhibitor with a peptide vaccine in a particle has show to be approximately 5 times more potent in killing cancer cells and generating an antigen specific CD8 T-cell response than giving the 2 agents individually (ref Dolen et al Oncoimmunology paper)

 NY-ESO-1 is a cancer-testis antigen expressed during embryogenesis and in the testis, an immune privileged site. Furthermore, NY-ESO-1 expression is observed in several advanced cancers: lung (2-32%), melanoma (40%), bladder (32-35%), prostate (38%), ovarian (30%), esophageal (24-33%), and gastric cancers (8-12%). Clinical trials have shown the safety and tolerability of Good Manufacturing Practices (GMP)-grade NY-ESO-1 peptides in patients with cancer.

Intratumoral amphiphilic platform

DfuseRx SM, identifies combinations of anti cancer agents with amphiphilic diffuse enhancers that can passively enter into cancer cells.  These novel formulations with unique IP can be directly injected into any solid tumours, and the payloads will diffuse across the membrane and disperse throughout the tumor, while sparing healthy cells. Once inside the cells, the technology is diluted away and the payloads are stuck inside the cell. The payloads are able to disperse to areas of the tumor that do not have blood supply and hence oral or IV drugs will not reach.

PORT 1 (INT230-6)

The lead asset is PORT-1, a fixed dose formulation of cisplatin, vinblastine and a penetration enhancer.  In Animal models, the drug is able to cure the majority of the animals, by a combination of direct killing of the cancer, and also a CD4 and CD8 T-cell response (Bloom et al).  The specific rapid local killing in the normal 3-dimensional environment inside the body we believe is critical for robust antigen presentation and immune activation.  Animal studies also showed synergy when combined with checkpoint inhibition (Bender et al, Bloom et al). The product has been dosed into 70 subjects in a Phase 1/2 trial. This has shown proof of concept that the vast majority of the drug stays in the tumor, and a dose equivalent to 3x the approved dose of the cytotoxic agent was very well tolerated without the typical chemo side effects.  The most common adverse event related to the treatment was pain at the injection site.  As a result, PORT-1 has launched 8 phase 2 studies including 7 clinical collaborations with the two largest immuno-oncology drug manufacturers, BMS and Merck in combination with their respective checkpoints in high unmet need medical types (pancreatic, gall bladder, sarcoma, non-microsatellite unstable colorectal, etc.).  In many of these tumor types, the checkpoint drug alone has no activity.  As a result of exciting preliminary data (ref ASCO 2020, SITC 2020), we have secured fast track regulatory status from the FDA for triple negative breast cancer.

PORT 4, Nanolipogel (NLG) co-formulation Platform

Scientists are interested in novel ways to deliver multiple signals to the immune system in order to better activate an anti-tumor response.  We have been impressed with a platform from Yale University that allows different types of agents to be packaged together and will concentrate them in tumors.  We have licensed the platform for delivery of DNA aptamers and certain aptamer-small molecule-based combination products. In order to have multiple proprietary agents with known mechanisms of action, W have licensed rights to create DNA aptamers from D5 pharma.  The first one developed is a proprietary PD1 aptamer which has been placed in the NLG formulation.  Early testing has shown the formulation properly modulates PD1 signaling in vitro similar to a PD1 antibody I.  In non-clinical, in vivo experiments, the NLG-PD1 performed favorably compared to a mouse PD1 antibody.  The additional funding will support exploration of multiple PD1 based co-formulations with small molecules and other DNA aptamers.  We hope to name its first clinical candidate in 2021.

PORT-5, STING Agonist Platform

 Proprietary immune priming and boosting technology (using a STING agonist delivered in a virus-like particle) have shown proof of concept in animal models and are beginning to progress the lead asset towards the clinic.  This platform offers multiple ways to target immune stimulation towards the cancer, as well as to co-deliver multiple signals in a single product.  Our researchers have developed a way to administer the product systemically and does not require direct tumor injections.  This technology preferentially targets immune cells, which is differentiated from other chemical STING approaches.  The company is progressing this project towards clinical trials as well as developing next generation compounds.  Given that this is a simple way to boost the immune response to any target, we are also pursuing a project to boost immune response to COVID and other pathogens.

Other Early-Stage R&D

We continue to evaluate and test new antibody targets.  Our interest here lies in the suppressive tumor micro-environment, and how we can down regulate or remove MDSC, TAMs, Tregs and other signals that impede the immune response from clearing cancer cells.  One new effort that we have initiated is collaborations with two leading artificial intelligence/machine learning companies in order to screen for agents with specific attributes in this area.  This may allow us a fast track an asset to the clinic with a re-purposed product.

Our Business Model

We employ a shared service business model to execute our strategy of building a diversified oncology company in a capital efficient manner and to provide us with the flexibility to either advance therapeutic candidates ourselves or through transactions with third parties. Our flat organization consists of a holding company, Portage Biotech Inc. and an operating company, Portage Development Services ("PDS"), which provide human resources, and other services to each operating subsidiary via a shared services agreement. We believe that by centralizing these shared services, including all research and development operations, administrative services, and business development, and allocating employees and resources to each operating subsidiary, we can enhance operational efficiency and maintain an optimal cost structure.

Our business model also enables us to access both internal and external expertise to build and develop our pipeline. We incubate internal programs in our hub, leveraging PDS's internal resources and network of service providers as needed to support our discovery, lead optimization, and IND-enabling efforts. When we decide to license from or collaborate with external parties, we establish distinct subsidiaries, to hold and advance those programs. This structure enables us to keep licensors economically incentivized at the program level through our ability to offer equity and access to potential cash milestones and royalty payments.

In the figure below, each operating subsidiary reflects its respective technology platform, therapeutic candidates as well as approximate economic ownership, as of December 31, 2020, as a percentage of fully-diluted shares outstanding is listed below each circle.

Our Organization

portage
Portage Development Services "PDS"
Saugatuck
NLG co-formulation Platform
70%
Yale University School of Medicine
iOx
iNKT cells Platform
PORT -2 & PORT -3
60%[1]
LUDWIG INSTITUTE FOR CANCER RESEARCH
UNIVERSITY OF OXFORD
Stimunity
STING Agonist Platform
44%
institutCurie
Intensity
Intratumoral amphiphilic platform
9%
NIH
NATIONAL CANCER INSTITUTE
Massachusetts Institute of Technology
Other Early-Stage R&D
(2)

Notes:

(1)Effective ownership is higher than denoted when giving effect to equity conversion of inter-company debt.

(2)Reflects evaluation/testing of new antibody targets focused on the suppressive tumor micro-environment, down-regulation or removal of MDSC/TAMs/Tregs/other signals impeding the immune response from clearing cancer cells. Also includes artificial intelligence/machine learning collaborations in order to screen for agents with specific attributes in this area.

1

portage

The structure of our financing arrangements with each subsidiary enables us to increase our economic ownership when we provide additional capital.

PDS is our wholly-owned operating subsidiary that employs all of our team members and incubates discovery programs until we establish an operating subsidiary in which to further advance them. We centralize shared services, including all research and development operations, administrative services, and business development at PDS Management, and allocate employees and resources to each spoke based on the needs and development stage of each therapeutic candidate.

Our business model is designed to (i) enhance operational efficiency, (ii) maintain an optimal cost structure, (iii) attract leading collaborators, and (iv) promote asset flexibility, as further described below.

•

Enhance operational efficiency: We centralize all employees and services at our hub and allocate resources to spokes as needed. We empower managers to access these resources and make program-level decisions in order to increase productivity and speed. We believe this model enables a flexible organizational structure that can achieve scale through the addition of programs without increasing burdensome bureaucracy or redundant infrastructure.

•	Maintain an optimal cost structure: We have a relatively small number of employees and have built a network of trusted external service providers, choosing to leverage their infrastructure and expertise as needed instead of embarking on capital-intensive lab, manufacturing, and equipment expenditures. By reducing overhead costs, we believe we can increase the likelihood that we can generate a return on invested capital.

•

Attract leading collaborators and licensors: Each of our subsidiaries has its own capitalization and governance, enabling us to keep licensors economically incentivized at the program level. We believe that the experienced leadership team and shared services at our hub differentiate us from other potential licensees.

•	Promote asset flexibility: Each operating subsidiary is a separate legal entity that holds the relevant intellectual property of its therapeutic candidates or programs and has none of its own employees, fixed assets, or overhead costs. This allows us to efficiently pursue various subsidiary-level transactions, such as stock or asset sales, licensing transactions, strategic partnerships, co-development arrangements, or spin-outs. It also provides us with the flexibility to terminate programs with minimal costs if results do not meet our de-risking criteria for advancement.

Competition

 Like all companies operating in the pharmaceutical or biotherapeutic development sector, we face competition from well-established large pharmaceutical companies as well as innovative new entrants.  Due to the prevalence of cancer there are many companies that operate in this space.  There are many companies that are focusing their efforts in this space. Some of the smaller entrants in this space with which we may compete with over time include Cullinan Oncology, LLC, which develops high value therapeutics geared towards dramatically improving the standard of care for those living with cancer, and PureTech Health, which develops medicines for diseases including intractable cancers, lymphatic and GI diseases, and immunotherapy companies such as Black Diamond Therapeutics, Repare Therapeutics, Nuvation Bio, Shattuck Labs, Jounce Therapeutics Company, Syndax Pharmaceuticals Inc. and Iteos Therapeutics S.A., among others.

 Nevertheless, we believe our strategic intent is sufficiently differentiated in that we are focusing on multiple aspects of resistance to current immunotherapies based on our experience at BMS developing Opdivo and Yervoy. If you focus on the mechanisms that we are interrogating, there are few direct competitors testing these mechanisms.  We believe one of our strengths beyond the  experience of our officers and directors is our keen ability to understand what good looks like from the eyes of a pharma partner.  We have a broad understanding of the landscape that will come to market by the time our products are commercialized, what the needs are of our potential acquirers, how to package up our programs, who to speak to and when in respect to licensing.  We pair that with a gated and focus execution plans that is laser focused on value added experiments, the nature of which are pre-vetted with our potential partners. We also believe that our extensive collaborations within the research facilities of leading, world class universities and institutes, such as the Department of Investigative Medicine at University of Oxford, The National Cancer Institute, the University of Glasgow, the Institut Curie, the Institut National de la Santé et de la Recherche Médicale, Yale University, Radboud University, and the Ludwig Institute for Cancer Research, Inc., among others, gives us an advantage in our research capabilities,  as well as enable us to access and develop innovative technologies.  On top of that our relationships in academia, the private sector and network of talent is what makes this engine turn.

Corporate Information

We were originally incorporated in Ontario, Canada, in 1973. The company was inactive until 1985. Then between 1986 and 2012, the company was engaged in variety of businesses. During the period 1986 to 2012, the company went through several name changes ending with Bontan Corporation Inc. (Bontan).

In December 2012, the company decided to change the focus of its business activities, and in 2013, the company began its business focus within the biotechnology sector. On June 4, 2013, the company acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares.

On July 5, 2013, the company changed its name to Portage Biotech Inc. and moved its jurisdiction from Ontario, Canada, to the British Virgin Islands (BVI) under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI.

The company now is a BVI company limited by shares with its registered office located at FH Chambers, P.O. Box 4649, Road Town, Tortola, BVI. Its Toronto agent, Portage Services Ltd., is located at 6 Adelaide Street East  Suite 300, Toronto, Ontario M5C 1H6 Canada.

USE OF PROCEEDS

 Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, redemption of outstanding equity securities and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary.  This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our memorandum and articles of association, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act, 2004, as amended (the "Companies Law").

Ordinary Shares

Our authorized capital stock includes an unlimited number of ordinary shares, with no par value per share.  As of the date of this prospectus, there are 12,083,395 ordinary shares issued and outstanding.  No shares are held in treasury. We are not authorized to issue any preferred stock.

Rights of Holders of Ordinary Shares

General.

All of our outstanding shares are fully paid and non-assessable. We do have the right to issue shares for cash and other consideration. Additionally, shares may not be fully paid, but are then susceptible to being forfeited by the company until fully paid and non-assessable. Certificates representing the shares are issued in registered form and book entry form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Dividends.

By a resolution of directors, we may declare and pay dividends in money, shares, or other property at such time and of such an amount as the board things fit if they are satisfied on the reasonable grounds that the company will, immediately after the distribution, satisfy the solvency test set forth in the Companies Law.

Unissued Shares.

Our unissued shares shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares or other securities to such persons, at such times and upon such terms and conditions as we may by resolution of the directors determine. Before issuing shares for a consideration other than money, the directors shall pass a resolution stating the amount to be credited for the issue of the shares, and that, in their opinion, the present cash value of the non-money consideration and money consideration for the issue is not less than the amount to be credited for the issue of the shares.

Voting Rights.

Each share is entitled to one vote on all matters upon which the shares are entitled to vote. We are required by our memorandum and articles to hold an annual general meeting each year at least 15 months after the prior annual meeting. Additionally, our directors may convene meetings of our shareholders at such times and in such-manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable. At least 21 days' notice of the meeting shall be given, counting from the date of service of the notice. The directors may fix as the record date for determining those shareholders entitled to vote at the meeting, but the record date shall not precede by more than 60 days or by less than 40 days the date of which the meeting is to be held. In addition, notice of the meeting shall be posted on SEDAR at least 25 days before the record date and at least 65 days before the date of the meeting.

Upon the written request of shareholders holding 10% or more of the outstanding voting rights attaching to our shares the directors shall convene a meeting of shareholders not later than 45 days after deposit of the demand. The directors shall give not less than 21 days' notice of a meeting of shareholders to those persons whose names at the close of business on a day to be determined by the directors appear as shareholders in our share register and are entitled to vote at the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than two persons. Shareholder resolutions may be decided by a show of hands unless a poll is demanded by the chairman or one or more shareholders present in person or by proxy entitled to vote. On a show of hands, each shareholder has one vote.

An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing without the need for any notice, but if any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution.

Any shareholder that is a corporation or other entity may by resolution of its directors or other governing body authorize a natural person to act as its representative at any meeting of the company or of any meeting of holders of a class or series, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual shareholder.

Transfer of Shares.

Certificated shares in our company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written evidence of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. We may also issue shares in uncertificated form. We shall not be required to treat a transferee of a registered share in our Company as a member until the transferee's name has been entered in the share register. The register of members may be closed at such times and for such periods as the board of directors may from time to time determine.

Liquidation.

In the case of the distribution of assets by a voluntary liquidator on a winding-up of our company, subject to payment of, or to discharge of, all claims, debts, liabilities and obligations of our company, any surplus assets shall then be distributed amongst the shareholders according to their rights and interests in our company according to our memorandum and articles.

Calls on Shares and Forfeiture of Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid at the specified time are subject to forfeiture.

Redemption of Shares.

The Companies Law provides that subject to the memorandum and articles, shareholders holding 90% or more of all the voting shares in a company, may instruct the directors to redeem the shares of the remaining shareholders. The directors shall be required to redeem the shares of the minority shareholders, whether or not the shares are by their terms redeemable. The directors must notify the minority shareholders in writing of the redemption price to be paid for the shares and the manner in which the redemption is to be effected. In the event that a minority shareholder objects to the redemption price to be paid and the parties are unable to agree to the redemption amount payable, the Companies Law sets out a mechanism whereby the shareholder and the company may each appoint an appraiser, who will together appoint a third appraiser and all three appraisers will have the power to determine the fair value of the shares to be compulsorily redeemed. Pursuant to the Companies Law, the determination of the three appraisers shall be binding on the company and the minority shareholder for all purposes.

Variations of Rights of Shares.

If at any time, there are different classes  or series of shares issued and outstanding, unless otherwise provided by the terms at the time of issuance of those shares of that class or series, the rights and privileges attaching to any such class or series may, whether or not the company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued and outstanding shares of the class or series and of the holders of not less than three-fourths of the issued and outstanding shares of any other class or series of shares which may be adversely affected by such variation.

Differences in Corporate Law

The Companies Law differs from laws generally applicable to United States corporations and their shareholders. Set forth below is a brief summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.  The discussion of the variations does not cover any requirements of a stock exchange, trading medium or any applicable securities laws.

Protection for Minority Shareholders.

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interest of minority shareholders may be declared null and void. The rights of minority shareholders of British Virgin Islands companies will typically be governed by British Virgin Islands law.  These include the statutory right not to suffer the company's affairs to be conducted in a manner which is oppressive, unfairly discriminatory or unfairly prejudicial in their capacity as shareholders, as well as certain protections at common law.  The common law of the British Virgin Islands (including as to the obligations of fiduciaries) is based on English common law.  The availability and interpretation of minority shareholder rights under British Virgin Islands law may differ from the position in the United States, even in relation to laws which may appear to be analogous.  Similarly, the exercise and enforcement of such rights may involve seeking remedies under foreign law before a court or tribunal outside the United States, where the procedure and outcome may differ from what might apply or eventuate in a court in the United States.

The Companies Law also provides that shareholders of the company owning 90% of the votes entitled to be voted may cause the company to redeem the shares held by the remaining shareholders.

Powers of Directors.

The directors of a British Virgin Islands company, subject in certain cases to the approval of the court (which will generally require shareholder approval), may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, if the board determines such transaction to be in the best interests of the company, its creditors, or its shareholders, with the exception that shareholder approval may be required for any sale, transfer, lease exchange or other disposition of more than 50% in value of the assets of the company other than in the usual or regular course of business of the company.  The Companies Law, however, provides that the memorandum and articles of a company may exclude application of the above shareholder approval requirement for the disposition of 50% or more of the assets as set forth in Section 175 of the Companies Law.  Our memorandum and articles incorporates the exclusion; therefore our directors may act to sell or otherwise dispose of any or all the assets of the company without restriction and without complying with section 175 of the Companies Law.

Directors appoint the officers and establish the responsibilities of the officer positions.

Unlike in United States corporate law, any director of the company may in writing appoint another person, who need not be a director, to be his alternate, provided such person has consented in writing to be an alternate director.  An alternate director has the same rights as the appointing director in relation to any director's meeting and any written resolution circulated for written consent. Every such alternate director shall therefore be entitled to attend meetings in the absence of the director who appointed him and to vote in the place of the director and sign written consents. Where the alternate is a director he shall be entitled to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing revoke the appointment of an alternate appointed by him. An alternate director may not be an officer of the company. The remuneration of an alternate director shall be payable out of the remuneration of the director appointing him and the proportion thereof shall be agreed between them.

Any director that is a corporation or other entity may by resolution of its directors or other governing body authorize a natural person to act as its representative at any meeting of the directors or of a committee of directors, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual director.

Conflict of Interests.

Similar to the laws of most United States jurisdictions, when a director becomes aware of the fact that he has an interest in a transaction which the company is to enter into, he must disclose it to the board. With sufficient disclosure of the interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction. If there is required disclosure by a director, which is not made, then the transaction is voidable by the company, unless the transaction is one that is an ordinary course transaction of the company.

Written Consent and Cumulative Voting.

Similar to the laws of most U.S. jurisdictions, under the British Virgin Islands law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting. Our memorandum and articles provides that actions of the shareholders may be taken in writing, including by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice.  If any resolution is adopted otherwise than by written consent of a majority of the shareholders, a copy of the resolution shall be sent to all shareholders not consenting to such resolution.

The Companies Law does not make a specific reference to cumulative voting, and our current memorandum and articles have no provisions authorizing cumulative voting.

Independent Directors.

There is no requirement for a majority, or for that matter any, of the directors of the company to be independent under British Virgin Islands law.

Forfeiture of Shares.

Although we intend to only sell our shares upon receipt of the full purchase price, if shares are not fully paid, then under our memorandum and articles and the Companies Law any shares that are not fully paid are subject to forfeiture. The company has the right to demand full payment at any time, upon notice served on the shareholder stating the time and amount due, and advising the shareholder that if the payment is not made then the shares will be forfeited and cancelled. Any funds paid in respect of shares which are subsequently forfeited is non-refundable.

Redemption and Treasury Shares.

The company may purchase, redeem or otherwise acquire and hold its own shares in such manner and upon such other terms as the directors may agree with the relevant shareholder(s).  Subject to the Companies Law, we may redeem our shares only with the consent of the shareholders whose shares are to be redeemed, except that the consent from the shareholders is not needed under the circumstances of the compulsory redemption, at the request of the shareholders holding 90% of the votes of the outstanding shares entitled to vote, of the remaining issued shares.

Takeover Provisions.

The Companies Law does not provide anti-takeover measures, similar to some jurisdictions in the United States.  Generally speaking, our memorandum and articles do not introduce anti-takeover measures. For example, we have shareholder action permitted by written consent, directors may be removed with or without cause, and we do not have staggered board appointments. While we do not have any other class of equity authorized, which could have anti-takeover effect, we do have unlimited ordinary shares and could use them for an anti-takeover plan or action, such as a poison pill plan, which would have to be in place before a takeover offer is in contemplation, as, if not, the directors might be seen as exercising their powers for an improper purpose in trying to introduce such a measure.

Notwithstanding the foregoing, the company could consider and adopt anti-takeover measures.  Some of these require an amendment to our articles association and/or the memorandum of association, which would have to be approved by way of director and/or shareholder resolutions.

Shareholder's Access to Corporate Records.

Similar to the corporate laws in the United States, a shareholder is entitled, on giving written notice to the company, to inspect the company's (i) memorandum and articles of association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which he is a member. A shareholder is also entitled to copies of the records. Notwithstanding the foregoing, the directors may limit access to company records it is contrary to the company interests. However, where a shareholder is denied access to the company records, the shareholder may apply to the courts for an order to permit access and copying.  We have not restricted the provisions of the Companies Law in regard to access to the records of the company.

Indemnification.

Similar to the corporate law in the United States, British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles provide for the indemnification of our directors against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability.

Mergers and Similar Arrangements.

The Companies Law, in Part IX, provides for the merger and other combination arrangements for companies. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on a merger or consolidation even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid and the transaction not voidable, the interest must have been disclosed to the board forthwith upon him becoming aware of such interest. The transaction will not be voidable if the shareholders approve it.

Shareholders not otherwise entitled to vote on a merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive cash, debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissenter rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the Companies Law to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to represent fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and the shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Shareholders' Suits.

Similar to the corporate laws in the United States, the Companies Law permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available under British Virgin Islands law may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The British Virgin Islands does not have provision for "class actions." It does however provide for "representative action", whereby a representative may be appointed to represent parties with the same interest. In such cases those parties will typically be bound by any decision in the proceedings. Section 184C(1) of the Companies Law specifically provides for the process by which a claim may be brought "derivatively" on behalf of a company by one of its shareholders. Importantly, proceedings may not be brought by a shareholder without leave of the court. The courts of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (i) whether the shareholder is acting in good faith. (ii) whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters. (iii) whether the proceedings are likely to succeed. (iv) the costs of the proceedings in relation to the relief likely to be obtained. and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

Anti-Takeover Effect of Authorized but Unissued Ordinary Shares

 The Companies Law does not require shareholder approval for any issuance of our ordinary shares. The ordinary shares that may be issued under our memorandum and articles may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.  One of the effects of the existence of unissued and unreserved ordinary shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their ordinary shares at prices higher than prevailing market prices.

DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary.  This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

We may issue warrants for the purchase of debt securities, ordinary shares or units. Warrants may be issued independently or together with debt securities, ordinary shares or units and may be attached to or separate from any other offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  the title of such warrants;
  the aggregate number of such warrants;
  the price or prices at which such warrants will be issued;
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
  the price at which the securities purchasable upon exercise of such warrants may be purchased;
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;
  information with respect to book-entry procedures, if any; and
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

 The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of ordinary shares or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase ordinary shares, debt securities or units, holders of the warrants will not have any of the rights as holders of the ordinary shares, debt securities or units purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description of the terms of debt securities that we may issue and the related indenture, if any, is only a summary.  This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, which will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security.  Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into by us and a bank or trust company.  As of the date of this prospectus, we have not entered into any indenture agreements.

The following description briefly sets forth certain general terms and provisions of the debt securities.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, or TIA, if any.  You should read this summary, the applicable prospectus supplement, and the provisions of the applicable indenture or supplemental indenture, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the respective indentures may be unlimited.  The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities.  These terms may include the following:

  the issuer or co-obligors of such debt securities;
  the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
  whether the debt securities will be senior, subordinated or junior subordinated;
  whether the debt securities will be secured or unsecured;
  any applicable subordination provisions;
  the maturity date(s) or method for determining same;
  the interest rate(s) or the method for determining same;
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;
  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
  redemption or early repayment provisions;
  authorized denominations;
  form;
  if other than the principal amount, the principal amount of debt securities payable upon acceleration;
  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
  amount of discount or premium, if any, with which such debt securities will be issued;
  any covenants applicable to the particular debt securities being issued;
  any defaults and events of default applicable to the particular debt securities being issued;

  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
  any restriction or conditions on the transferability of the debt securities;
  the securities exchange(s) on which the debt securities will be listed, if any;
  whether any underwriter(s) will act as a market maker(s) for the debt securities;
  the extent to which a secondary market for the debt securities is expected to develop;
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;
  compensation payable to and/or reimbursement of expenses of the trustee of the series of debt securities;
  provisions for the defeasance of the debt securities or related to satisfaction and discharge of the indenture;
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount.  Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.  In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.  Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $5,000 and any integral multiples of $1,000 in excess thereof.  Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the corresponding debt securities shall be construed in accordance with and governed by the laws of the jurisdiction identified in the indenture.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit.  The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately.  The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

• the terms of the offering;

  •  the names of any underwriters or agents;

  •  the name or names of any managing underwriter or underwriters;

  •  the purchase price of the securities;

  •  the net proceeds from the sale of the securities;

  •  any delayed delivery arrangements;

  •  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •  any initial public offering price;

  •  any discounts or concessions allowed or reallowed or paid to dealers; and

  •  any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of our securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. The securities may also be sold through agents, legally permitted to act as securities agents, designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities, provided they are legally permitted to receive compensation for transactions in securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus. In order to pay any commissions or discounts or other fees, the underwriter, dealer or agent will be required to be registered with appropriate agencies and legally permitted to receive a commission, discount or fee in connection with the sale of securities in all relevant jurisdictions.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange or in another trading medium. Any underwriters or other agents that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter or dealer may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters and dealers to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters or dealers may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

 The underwriters, dealers or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters, dealers or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Exchange Requirements

If the class of securities, or derivative securities based on those securities, that is being sold are listed on an exchange, the company may be required to make an application to the exchange for listing of additional securities, and the issuance may be subject to limitations set forth in the listing rules.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. Information about certain tax issues related to owning our securities is set forth in our Annual Report on Form 20-F for the fiscal year ended March 31, 2020 and incorporated by reference herein, which will be amended by subsequently filed Annual Reports on Form 20-F and any prospectus supplement that discusses such matters.

TRANSFER AGENT

The transfer agent for our ordinary shares is TMX Equity Transfer Services, 200 University Ave., Suite 400, Toronto, ON M5H 4H1 Canada, Tel: 416-607-7926.

The company's registered agent in the British Virgin Islands is FH Corporate Services Ltd., FH Chambers, P.O. Box 4649, Road Town, Tortola, BVI.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and British Virgin Islands law will be passed upon for us by Forbes Hare, Road Town, Tortola, British Virgin Islands.  Certain legal matters relating to United States law will be passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York, United States.

EXPERTS

 The consolidated financial statements of the Company, appearing in its Form 20-F Annual Report filed with the SEC on August 17, 2020, for the fiscal years ended March 31, 2019 and 2020, have been audited by Marcum LLP, and for the fiscal year ended March 31, 2018 by Schwartz Levitsky Feldman LLP, each an independent registered public accounting firm, as stated in its report appearing therein. The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

 We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

 Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders.  Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

 An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

 Our corporate affairs are governed by our memorandum and articles and by the Companies Law and common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and the relevant company law, court procedures and other relevant regulation. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

 As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

 Forbes Hare, our counsel as to British Virgin Islands law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

 (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

 (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

 Forbes Hare, has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

 (i) the United States federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

 (ii) the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

 (iii) the judgment was not procured by fraud;

 (iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

 (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

 A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

 We have appointed Dr. Ian Walters as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

Portage Biotech Inc.

1,970,000 Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,187,895 Ordinary Shares

1,187,895 Ordinary Shares Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 29, 2023